UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2017

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2017 Equity Incentive Plan

On December 8, 2017, A. Schulman, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved, among other matters, the adoption of the A. Schulman, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”). The summary description of the 2017 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2017 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The 2017 Equity Plan is intended to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2017 Equity Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

The 2017 Equity Plan was adopted by the Board of Directors on October 13, 2017, became effective upon its approval by the stockholders on December 8, 2017, and unless earlier terminated will continue until October 13, 2027. A total of 1,825,000 shares of common stock may be issued under the 2017 Equity Plan.

The 2017 Equity Plan provides for the award of nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, other stock-based awards, performance-based awards and cash-based awards to directors, employees, and consultants of the Company. The 2017 Equity Plan may be terminated, suspended or amended by the Company’s Board of Directors without stockholder approval unless the amendment materially increases the benefits accruing to participants, materially increases the aggregate number of shares of common stock authorized for grant under the 2017 Equity Plan, materially modifies the eligibility requirements for participation or is required by any law, regulation or stock exchange rule.

A description of the material terms of the 2017 Equity Incentive Plan was included under the caption “Proposal 5 - Approval of the 2017 Equity Incentive Plan” in the Company’s definitive proxy materials for the 2017 Annual Meeting filed with the Securities and Exchange Commission on October 27, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2017, the Company held its Annual Meeting for the purposes of: (i) electing nine directors for a term expiring at the 2018 Annual Meeting of Stockholders; (ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018; (iii) approving, on an advisory basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers; (iv) approving, on an advisory basis, the compensation of the Company’s named executive officers; and (v) approving the 2017 Equity Plan. As of the close of business on October 13, 2017, the record date for the Annual Meeting, there were 29,499,905 shares of common stock, $1.00, par value, outstanding and entitled to vote. At the Annual Meeting, 27,851,699, or approximately 94.41%, of the outstanding shares of common stock entitled to vote, were represented in person or by proxy. All director nominees were elected, and all proposals were approved, by the stockholders. With regard to the proposal to approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation, a frequency of “1 year” received the highest number of votes, 19,805,599. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved 23,918,916 shares, or 96.66% of all shares voted at the Annual Meeting (excluding broker non-votes). Detailed results of voting at the Annual Meeting are as follows:

1.	Election of nine directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eugene R. Allspach	24,729,669	100,821	17,006	3,004,203
David G. Birney	24,720,245	115,759	11,492	3,004,203
Carol S. Eicher	24,760,779	72,571	14,146	3,004,203
Joseph M. Gingo	23,883,051	953,310	11,135	3,004,203
Lee D. Meyer	24,743,984	92,367	11,145	3,004,203
James A. Mitarotonda	24,527,488	306,837	13,171	3,004,203
Ernest J. Novak, Jr.	24,588,900	247,444	11,152	3,004,203
Kathleen M. Oswald	24,733,713	100,569	13,214	3,004,203
Allen A. Spizzo	24,773,840	67,359	6,297	3,004,203

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,701,097	145,993	4,609	-

3.	Approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
19,805,599	31,964	4,936,617	73,316	3,004,203

In accordance with the Board of Director’s recommendation and the voting results on Proposal 3, the Board of Directors has determined that it will hold future votes on executive compensation annually.

4.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,918,916	825,266	103,314	3,004,203

5.	Approval of the Company’s 2017 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,085,982	682,409	79,105	3,004,203

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
10.1	A. Schulman, Inc. 2017 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:/s/ Andrean R. Horton
Andrean R. Horton
Executive Vice President and Chief Legal Officer

Date: December 8, 2017